SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Commission File No.: 0-28887

Date of Report: November 21, 2012

CARBONICS CAPITAL corporation
(Exact name of registrant as specified in its charter)

Delaware	22-3328734
(State of other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

100 Overlook Center, 2nd Floor	08540
(Address of principal executive offices)	(Zip Code)

(609) 498-7029
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

On October 2, 2012 Carbonics Capital Corporation, a Delaware corporation (“Carbonics”) issued to YA Global Investments, L.P., a Cayman Islands limited partnership (“YA Global”) a Secured Convertible Debenture dated October 2, 2012 in the principal amount of $50,000 (“Debenture CICS-15”). Debenture CICS-15 bears interest at the rate of 9% per annum, payable at maturity. The maturity date for payment of Debenture CICS-15 is December 31, 2013. The holder of Debenture CICS-15 is entitled to convert the principal and accrued interest on the debenture into common stock of Carbonics (the “Common Stock”) at a conversion rate equal to the lesser of (a) $0.003, or (b) 90% of the lowest daily volume-weighted average price of the Common Stock during the 10 consecutive trading days immediately preceding the conversion date or other date of determination, subject to adjustment as provided for in the debenture. The shares of Common Stock into which Debenture CICS-15 may be converted will not be registered for resale and shall be subject to the rights and restrictions of Rule 144.

Debenture No. CICS-15 was issued as the fourth funding tranche pursuant to that certain Debenture Purchase Agreement Amendment between Carbonics and YA Global dated October 1, 2012 (the “Debenture Purchase Agreement Amendment No. 6”), which modified the “Third Funding” of $475,000 under that certain Debenture Purchase Agreement dated December 6, 2011 between Carbonics and YA Global so that such Third Funding would be funded in multiple tranches as follows: (i) the first of tranche of $25,000 closed on August 13, 2012; (ii) the second tranche of $25,000 closed on August 29, 2012; (iii) the third tranche of $50,000 closed on September 7, 2012; (iv) the fourth tranche of $50,000 closed on October 2, 2012 and (v) the remaining $325,000 to be funded in one or more further tranches as may be agreed to between the parties.

On November 6, 2012 Carbonics Capital Corporation, a Delaware corporation (“Carbonics”) issued to YA Global Investments, L.P., a Cayman Islands limited partnership (“YA Global”) a Secured Convertible Debenture dated November 6, 2012 in the principal amount of $75,000 (“Debenture CICS-16”). Debenture CICS-15 bears interest at the rate of 9% per annum, payable at maturity. The maturity date for payment of Debenture CICS-16 is December 31, 2013. The holder of Debenture CICS-16 is entitled to convert the principal and accrued interest on the debenture into common stock of Carbonics (the “Common Stock”) at a conversion rate equal to the lesser of (a) $0.003, or (b) 90% of the lowest daily volume-weighted average price of the Common Stock during the 10 consecutive trading days immediately preceding the conversion date or other date of determination, subject to adjustment as provided for in the debenture. The shares of Common Stock into which Debenture CICS-16 may be converted will not be registered for resale and shall be subject to the rights and restrictions of Rule 144.

Debenture No. CICS-16 was issued as the fifth funding tranche pursuant to that certain Debenture Purchase Agreement Amendment between Carbonics and YA Global dated November 6, 2012 (the “Debenture Purchase Agreement Amendment No. 7”), which modified the “Third Funding” of $475,000 under that certain Debenture Purchase Agreement dated December 6, 2011 between Carbonics and YA Global so that such Third Funding would be funded in multiple tranches as follows: (i) the first tranche of $25,000 closed on August 13, 2012; (ii) the second tranche of $25,000 closed on August 29, 2012; (iii) the third tranche of $50,000 closed on September 7, 2012; (iv) the fourth tranche of $50,000 closed on October 2, 2012; (v) the fifth tranche of $75,000 closed on November 6, 2012; and (vi) the remaining $250,000 to be funded in one or more further tranches as may be agreed to between the parties.

The foregoing descriptions of Debentures CICS-15, Debenture CICS-16, Debenture Purchase Agreement Amendment No. 6 and Debenture Purchase Agreement Amendment No. 7 does not purport to be complete and is qualified in its entirety by reference to the full text of such documents filed as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto.

Item 9.01          Financial Statements and Exhibits

Exhibits

10.1	Secured Convertible Debenture dated October 2, 2012 in the principal amount of $50,000, with YA Global Investments L.P. as the “Holder” thereunder and Carbonics Capital Corporation as the “Company” thereunder.

10.2	Agreement dated October 1, 2012 entered into by and between Carbonics Capital Corporation and YA Global Investments L.P. amending the Debenture Purchase Agreement.

10.3	Secured Convertible Debenture dated November 6, 2012 in the principal amount of $75,000, with YA Global Investments L.P. as the “Holder” thereunder and Carbonics Capital Corporation as the “Company” thereunder.

10.4	Agreement dated November 6, 2012 entered into by and between Carbonics Capital Corporation and YA Global Investments L.P. amending the Debenture Purchase Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 21, 2012	CARBONICS CAPITAL CORPORATION

	By:	/s/ Stephen J. Schoepfer
Stephen J. Schoepfer, Chief Executive Officer